                                                                                                   Exhibit 32.1. and

Exhibit 32.2

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

The undersigned, Anthony Brandon Escobar, Chief Executive Officer, and Anthony Coletti, Principal Financial Officer, of Trafalgar Resources, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period December 31, 2016 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  February 13, 2017

By:  /s/ Anthony Brandon Escobar

Anthony Brandon Escobar

Chief Executive Officer

By:  /s/ Anthony Coletti

Anthony Coletti

Principal Financial Officer

 * A signed original of this written statement required by Section 906 has been provided to Trafalgar Resources, Inc. and will be retained by Trafalgar Resources, Inc. and furnished to the Securities Exchange Commission or its staff upon request.